Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Exhibit for Zevenbergen
to the
Advisors Managed Portfolios Fund Servicing Agreement

Name of Series
Zevenbergen Genea Fund
Zevenbergen Growth Fund

Annual Fee Based Upon Average Net Assets Per Fund*
__ basis points on the first $__
__ basis points on the next $__
__ basis points on the balance
Minimum annual fee: $__ for first fund, $__ for second fund.
Additional fee of $__ for each additional class and/or for a Controlled Foreign Corporation (CFC)
Additional fee of $__ per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
USBFS Legal Administration (e.g., registration statement update)
Pricing Services**
$__ - Domestic Equities, Options, ADRs
$__ - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates, Mortgage Backed Securities
$__ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
Bonds, Asset Backed Securities, High Yield Bonds
$__ - Bank Loans
$__ - Credit Default Swaps
$__ - Swaptions, Index Swaps
$__ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
$__ /Month Manual Security Pricing (>__/day)
NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Corporate Action Services
$__ /Foreign Equity Security per Month for Corporate Action Service
$__ /Domestic Equity Security per Month for Corporate Action Service
Fair Value Services (Charged at the Complex Level)**
$__ on the First 100 Securities
$__ on the Balance of Securities
Chief Compliance Officer Annual Fees (Per Advisor Relationship/Fund)*
$__ for the first fund (subject to Board approval)
$__ for each additional fund (subject to change based on Board review and approval)
$__ /sub-advisor per fund
Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.
Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.
*Subject to annual CPI increase, Milwaukee MSA.
** Per security per fund per pricing day.
Fees are calculated pro rata and billed monthly.
Additional Legal Administration Services
Subsequent new fund launch – $__ /project
Subsequent new share class launch – $__ /project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements
Daily Compliance Services
Base fee – $__ /fund per year
Setup – $__ /fund group

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Section 15(c) Reporting
$__ /fund per report – first class
$__ /additional class report
Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
Base Fee for 1st CUSIP        $__ /year
Additional CUSIP Fee         $__/year
NSCC Level 3 Accounts         $__ /open account
No-Load Fund Accounts        $__ /open account
Load Fund Accounts        $__ /open account
Closed Accounts         $__ /closed account
__ basis point on the first $__
__ basis points on the next $__
__ basis points on the balance
Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/ Manual 401k Trade
Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
NSCC System Interface
Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
CUSIP Setup
CUSIP Setup beyond the initial CUSIP - $__ /CUSIP
Expedited CUSIP Setup - $__ /CUSIP (Less than 35 days)
Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC Profile, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions),voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, travel, excess history, FATCA and other compliance mailings.
Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services,

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
FAN Web Premium (Fund Groups over 50,000 open accounts)
−Implementation - $__ /fund group – includes up to 25 hours of technical/BSA support
−Annual Base Fee - $__ /year
FAN Web Select (Fund Groups under 50,000 open accounts)
−Implementation - $__ /fund group – includes up to 10 hours of technical/BSA support
−Annual Base Fee - $__ /year
FAN Web Direct (API) – Quoted Separately
Customization - $__ /hour – (subject to change at prevailing rates of vendor)
Activity (Session) Fees:
−Inquiry - $__ /event
−Account Maintenance - $__ /event
−Transaction – financial transactions, reorder statements, etc. - $__ /event
−New Account Setup - $__ /event (Not available with FAN Web Select)
Strong Authentication:
−$__ /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery - $__ /year
Per Record Charge
−Rep/Branch/ID - $__
−Dealer - $__
Price Files - $__ /record or $__ /user per month, whichever is less
Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
Inquiry Only
−Inquiry - $__ /event
−Per broker ID - $__ /month per ID
Transaction Processing
−Implementation - $__ /management company
−Transaction – purchase, redeem, exchange, literature order - $__ /event
−New Account Setup – $__ /event
−Monthly Minimum Charge - $__ /month

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
Implementation Fees
−$__ /fund group

Vision Electronic Statements (Continued)
Load charges
−$__ /image
Archive charge (for any image stored beyond 2 years)
−$__ /document
*Normal Vision ID and activity charges also apply.
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
BDS – Statement Storage & Retrieval
Setup: $__ /user
Support: $__ /user per month
ReportSource – Report and Data File Storage & Retrieval
Setup: Included in intial fund setup on Transfer Agent system
$__/ user per month beyond 2 users included as part of setup
Additional Data Delivery Services
Ad Hoc/ PowerSelect File Development
Standard ad-hoc select: $__ per file
Custom coded data for recurring, scheduled delivery: $__ per hour consultation and programming development
Support: $__ /file per month
Recurring files/ reports scheduled for delivery via Report Source.
Custom Electronic File Exchange (DDS delivery of standard TIP files)
Setup: $__ one-time fee
Support: $__ /file per month
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−$__ implementation
−$__ /month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−$__ implementation
−$__ /ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−$__ implementation
−$__ /ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−$__ implementation
−$__ /ID per month

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Automated Work Distributor (AWD) – Image and workflow application.
−$__ implementation
−$__ /ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−$__ implementation
−$__ /ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−$__ /month
Programming Charges- (subject to change at prevailing rate of vendor)
$__ /hour
Charges incurred for customized services based upon fund family requirements including but not limited to:
Fund setup programming (transfer agent system, statements, options, etc.)
Conversion programming
Customized service development
Voice response system setup (menu selections, shareholder system integration, testing, etc.)
All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.
Transfer Agent Training Services
On-site at USBFS - $__ /day
At Client Location - $__ /day plus travel and miscellaneous expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$__ /direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
$__ setup /fund group
$__ /month administration
$__ /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$__ /fund group per month

Literature Fulfillment Services
Account Management/Database Administration
•$__ per month
•Receiving – $__ per SKU
•Order Processing – $__per order
•Skid Storage – $__ per month per location
•Disposal – $__ per SKU
Inbound Teleservicing Only
•Account Management – $__ per month (OR)
•Call Servicing – $__ per call

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Lead Source Reporting
•$__ per month
Closed Loop Reporting
•Account Management – $__ per month
•Database Installation, Setup – $__ per fund group
Miscellaneous Expenses
•Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
$__ /monthly report
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$__ /qualified plan account or Coverdell ESA account (Cap at $__ /SSN)
$__ /transfer to successor trustee
$__ /participant distribution (Excluding SWPs)
$__ /refund of excess contribution
$__ /reconversion/recharacterization

Additional Shareholder Paid Fees
$__ /outgoing wire transfer or overnight delivery
$__ /telephone exchange
$__ /return check or ACH or stop payment
$__ /research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
$__ setup/fund group
$__ /certificate transaction

Real Time Cash Flow
Implementation (one time charge) & Recurring Charges (monthly)
5 Users – $__
10 Users – $__
20 Users – $__
30 Users – $__
40 Users – $__
50 Users – $__
Training
WebEx - $__ /user
On Site at USBFS - $__ /day
At Client Location - $__ /day plus travel and miscellaneous expenses if required
Real Time Data Feeds
Implementation (per feed) - $__ /hour (8 hour estimate)
Recurring (per feed) - $__ /month

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

MARS Lite Setup and Implementation Fee Schedule
System Implementation Cost
$__ – Historical Sales and Compliance and Contact Data from DST TA2000 or up to 2 years of data for MARS Lite

Standard MARS Interface
$__

Omni/SERV Interface Setup Fee
$__

MARS Omni/SERV Module Setup Fee
$__

MARS Training per Day
$__

Data Conversion- Schwab
$__- historical sales from Schwab for up to 2 years of sales history.

Data Conversion- Fidelity
$__- historical sales from Fidelity for up to 2 years of sales history.

Data Conversion- TD Ameritrade
$__- historical sales from TD Ameritrade for up to 2 years of sales history.

Data Conversion- DataLynx
$__- historical sales from DataLynx for up to 2 years of sales history.

Custom Data Interface Setup
$__ per interface

MARS Lite Sales and Compliance Modules*
$__ - $__
* MARS Lite includes Schwab, Fidelity and OmniServ Interfaces. Does not provide user access or CRM functionality.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

System Implementation Cost
$__ - MARS Base 22c-2 Compliance Only Module
$__ - MARS Base Sales Reporting Module, MARS Base Core CRM Module, MARS Base 22c-2 Compliance Module (Includes TA2000 data. Additional NSCC transaction charges or other potential intermediary charges are not included.)
Products & Services (Monthly fee)
$__ – MARS Sales Reporting (includes 5 users)
$__ – MARS Compliance Reporting (includes 5 users)
$__ – MARS Sales & Compliance Reporting (includes 5 users & 5 compliance users)
Additional System Setup & Implementation Costs (One-time fee)
$__ – Handheld Server Setup
$__ – RIA Feed Setup
$__ – CFG Fulfillment Setup
$__ – Google Maps Integration Setup
$__ – Coates Analytics Integration Setup
$__ – Standard Interface Setup (cost per interface)
$__ – Custom Data Interface Setup (cost per interface)
$__ – iPad
$__ - OmniServ

Additional Licenses (Monthly fee per user)
$__ – CRM User
$__ – Compliance User
$__ – Sales Reporting User
$__ – Omnibus Reconciliation User
$__ – Handheld User
$__ – iPad (5 users)

Additional Module Services (Monthly per user unless otherwise noted)
$__ – Customer/Account Module (included with Compliance Module)
$__ – Data Quality Module (only one license needed)
$__ – Profile Module (only one license needed)
$__ – Multiple Windows Module (only one license needed)
$__ – Document Management Module (only one license needed)
$__ – Coates Analytics (only one license needed)
$__ – CFG Fulfillment (only one license needed)
$__ – Mapping Integration Module – Google Maps (up to 10 users)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

$__ – RIA Monthly Load
$__ – Schwab DSA Automated File Load
$__ – Schwab/Fidelity/TD Ameritrade Monthly Sales/Asset Portal Data Load
$__ – Schwab/Fidelity/TD Ameritrade Daily Compliance Portal Load
$__- OmniServ

MARS Training
$__ /day plus travel and miscellaneous expenses if required

Software or Report Customization
$__ /hour
Enhanced Support Services (Monthly fee)
$__ - $__ – Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information),database query requests, compliance report monitoring/review/analysis, and business requirements analysis.
Upgrades & Enhancements – Quoted separately.
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access - __ /statement
Document Consent Processing, Suppression, and Notification - $__ /suppressed statement
Development & Implementation of Electronic Confirm Statements - $__ initial setup fee
Note: Quarterly minimum fee of $__.

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access - $__ /statement
Document Consent Processing, Suppression, and Notification - $__ /suppressed statement
Development & Implementation of Electronic Investor Statements - $__ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access - $__ /statement
Document Consent Processing, Suppression, and Notification - $__ /suppressed statement

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Development & Implementation of Electronic Tax Statements - $__ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Loading, Storage, and Access
Document Consent Processing, Suppression, and Notification - $__ /suppressed statement
Development & Implementation of Electronic Compliance Documents - $__ initial setup fee
Note: Annual compliance minimum fee of $__.

FAN Web Transaction Fees
View Consent Enrollment - $__ /transaction
Consent Enrollment - $__ /transaction
View Statements - $__ /view
Notes:
All pricing based upon contractual three-year term. Proposal is rough estimate based upon client request. Rates subject to change once formal business requirements are received and reviewed. Estimate is valid for 90 days based on the following conditions:
Document Loading, Storage and Access - Statements presented as PDF documents. Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access. Statements will be loaded for all accounts, regardless of consent.
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed. Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement). Document set up fees will be determined upon requirements gathering and defining project scope.
Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.

Adviser’s signature as acknowledgement of the fee schedule above is not needed. Zevenbergen Capital Investments, LLC signed the fee schedule on July 10, 2015.